1 Warner Bros Discovery, Inc. Insider Trading Policy Global Employees Updated October 2024 Overview The Board of Directors of Warner Bros. Discovery, Inc. (“WBD” or the “Company”) has adopted this Insider Trading Policy (“Policy”) to provide guidelines to all directors, officers, and employees of WBD with respect to trading in WBD securities, as well as the securities of publicly traded companies with whom WBD has a business relationship (“Third-Party Securities”). This Policy has been designed to prevent insider trading or even allegations of insider trading. Your strict adherence to this Policy will help safeguard WBD’s reputation and will further ensure that WBD conducts our business with the highest level of integrity and in accordance with the highest ethical standards. Federal and state securities laws prohibit the purchase or sale of a company’s securities by anyone who is aware of material information about that company that is not generally known or available to the public (commonly referred to as “Material Nonpublic Information” or “MNPI”). These laws also prohibit anyone who is aware of Material Nonpublic Information from disclosing this information to others who may trade. In addition, WBD and our directors and officers may also be subject to liability if we fail to take reasonable steps to prevent insider trading by Company personnel. It is important that you understand the breadth of activities that constitute illegal insider trading and the consequences, which can be severe. Cases have been successfully prosecuted against trading by insiders through foreign accounts, trading by family members and friends, and trading involving only a small number of shares. The U.S. Securities and Exchange Commission (the “SEC”) and the Financial Industry Regulatory Authority (“FINRA”) investigate and are very

2 effective at detecting insider trading. Both the SEC and the U.S. Department of Justice pursue insider trading violations vigorously. Who must comply with this Policy? This Policy applies to:  All members of the WBD Board of Directors (“Directors”) and all officers and employees of the Company (collectively, "Company Associates");  The immediate family members of Company Associates; and  Any entities controlled by Company Associates1, (“Controlled Entities” and, together with Company Associates and their immediate family, “Insiders”). All WBD employees and Board members and members of their immediate families You are still subject to applicable federal securities laws even after you are no longer a Company Associate Defined Terms The following terms used in this Policy have the meanings set forth below. Company Securities include, without limitation, WBD’s common stock, which is traded on Nasdaq, as well as any preferred stock, bonds, debentures and other debt securities, any security exchangeable, exercisable, or convertible into a Company Security and any security the value of which is derived from a Company Security. “Company Securities” also includes WBD stock options, restricted stock units and notional shares of WBD common stock, such as the WBD Company Stock Fund in the WBD SRP. 1 Entities controlled by Company Associates are subject to this Policy unless the entity has implemented policies to ensure that such person cannot influence transactions by the entity involving Company Securities

3 Material Information is the kind of information that (1) would be likely to affect the stock price of Company Securities or Third- Party Securities, (2) a reasonable investor would take into consideration when deciding whether to buy, hold or sell a security, or (3) would significantly alter the total mix of information publicly available about the Company. Both positive and negative information may be material. Some examples of information that may be material are:  information regarding quarterly or annual financial results (e.g., revenues or earnings) including projections;  financial forecasts of any kind, including earnings estimates or changes in previously announced earnings estimates;  possible mergers, acquisitions, tender offers, dispositions, joint ventures, changes in assets and other major transactions;  the gain or loss of a significant distributor or the renewal of a significant distribution agreement;  information on the performance of the Company’s direct-to- consumer business, including revenues or subscriber numbers;  public or private debt or equity offerings;  development of a significant new program or product;  a significant expansion or cutback of operations;  changes in strategic direction such as entering new markets;  significant labor or other disputes;  a change in auditor, substantial changes in accounting methodologies or an auditor notification that the Company may no longer rely on an audit report;  other significant financing developments (e.g., defaults on debt securities, calls of securities for redemption, repurchase plans, stock splits, changes in dividend policy, changes to the rights of security holders);  changes in long-term debt ratings;  senior personnel or management changes; and  a major lawsuit or governmental investigation.

4 Material Nonpublic Information or MNPI is any Material Information that has not been widely disseminated to the public through an SEC filing, press release or another method or combination of methods recognized by the SEC as reasonably designed to effect broad, non-exclusionary distribution of the information to the public. Information is considered to be public two trading days after it has been disseminated to the public through one of the above methods. If you wish further clarification about whether particular information is publicly available, please contact the Chief Legal Officer of the Company Immediate Family is defined as spouse, domestic partner, parent, parent-in-law, legal guardian, child, child-in-law, brother, sister, brother- or sister-in-law, or any individual who may reside in an individual’s immediate household or who may be considered a significant other. “Step” relationships (such as stepparent, stepsibling, and stepchild) are considered immediate family for the purposes of this Policy Blackout Period is any period when Key Insiders or Notified Individuals are prohibited from trading in Company Securities. Please see below for an explanation of quarterly Blackout Periods and special Blackout Periods Trading Window is any period when Key Insiders are not subject to a Blackout Period under this Policy Section 16 Officers are those individuals who have been designated by the WBD Board of Directors as an “officer” of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

5 SRP means the Warner Bros. Discovery, Inc. Supplemental Retirement Plan Tipping Insiders may not share MNPI with another person who then trades in Company Securities or Third-Party Securities (“tipping”), and Insiders should never make trades based on MNPI that someone shares with you. Such behavior is prohibited by law, even if the person who shared such information receives no benefit from the actions of the person who makes the trade(s). Your legal obligation not to “tip” MNPI is in addition to the Company’s confidentiality policy, which provides guidelines on how to maintain the confidentiality of any sensitive information. Trading in Third-Party Securities The prohibition on insider trading in this Policy applies to trading Third-Party Securities and is not limited to trading in Company Securities. It is a violation of this Policy to trade in Third-Party Securities if you obtained MNPI about that company in the course of your employment by the Company. It is important to recognize that you may come into possession of MNPI concerning other companies in the ordinary course of your employment responsibilities, such as dealings with major customers, suppliers or other parties to business transactions (e.g., acquisitions, investments or sales). Remember that information that is not material to the Company may nevertheless be material to one of those other companies, and this Policy prohibits the use of MNPI gained in the course of your employment for personal gain.

6 Quarterly Blackout Periods All Directors, all Section 16 Officers and some select employees ("Key Insiders") are restricted from trading in, or making gifts of, Company Securities during the routine Blackout Period that occurs each quarter. This includes any transactions in the WBD Company Stock Fund in the WBD SRP. This restriction applies to their immediate families and their Controlled Entities (if any). The quarterly Blackout Period begins 15 days prior to the end of each fiscal quarter (see table below) and ends two trading days after the Company issues its quarterly or annual earnings press release. You will be notified each quarter if you are a Key Insider and provided with the relevant blackout dates. Quarterly Blackout Period – Starting Dates First Quarter: March 16 Third Quarter: September 15 Second Quarter: June 15 Fourth Quarter: December 16 Special Blackout Periods The Company may set a special Blackout Period, separate from the quarterly Blackout Period, in the context of significant business events or developments. In such event, the Company will notify impacted Directors, Section 16 Officers, and employees (collectively, “Notified Individuals”) that the special Blackout Period is in effect, and the blackout restriction shall also apply to the immediate families and Controlled Entities of such Notified Individuals. Notified Individuals, their immediate families and their Controlled Entities are also prohibited from informing any external parties that a special Blackout Period is in effect.

7 Pre-Clearance Section 16 Officers and members of the WBD Board of Directors are required to obtain pre-approval in writing from the Company’s Chief Legal Officer or his or her designee ("pre-clearance") prior to trading in, or making gifts (including charitable gifts) of, Company Securities. This includes any transactions in the WBD Company Stock Fund in the WBD SRP. If the Chief Legal Officer or a member of his or her immediate family desire to trade in or gift Company Securities, the Company’s Chief Financial Officer is responsible for providing pre- clearance. Pre-cleared trades or gifts must be executed within five business days of receiving the pre-clearance, unless either (a) MNPI becomes known to the individual during the five-business-day window (which will close the window), or (b) the Chief Legal Officer or his or her designee specifically pre-clears the execution of a trade or making of a gift after the expiration of the five-business-day window. Section 16 Insiders Section 16 of the Exchange Act requires Directors and Section 16 Officers (“Section 16 Insiders”) to report transactions in Company Securities (including transactions in the WBD Company Stock Fund in the WBD SRP) to the SEC on an SEC-prescribed form (e.g., Form 3, Form 4, or Form 5). Section 16 of the Exchange Act also prohibits Section 16 Insiders from both purchasing and selling equity securities within a six-month period. This is known as the “Short Swing Profit Rule”. Violations of the Short Swing Profit Rule generally result in litigation, which requires the trader to disgorge any profits to the Company. Notional shares of WBD stock, such as the WBD Company Stock Fund in the WBD SRP, are also subject to the Short Swing Profit Rule. The required reporting of transactions in Company Securities by Section 16 Insiders requires timely communication between those individuals and the Company. Each Section 16 Insider must notify the

8 Chief Legal Officer or Corporate Secretary on the day on which they complete any transaction in Company Securities. In addition, in order to enable the Company to prepare and make SEC filings on a timely basis, Section 16 Insiders must sign and return a power of attorney. Trading Plans Rule 10b5-1(c) of the Exchange Act permits corporate insiders to establish written trading plans (commonly referred to as “10b5-1 Plans”) that can be useful in enabling Insiders to pre-plan trades in Company Securities without fear that they might become exposed to MNPI that will prevent them from trading. Where a valid 10b5-1 Plan has been established at a time when the Insider was not in possession of MNPI, trades executed as specified by the plan do not violate the securities laws or this Policy, even if the Insider is in possession of MNPI at the time the trade is executed. Trades executed as specified by the 10b5-1 Plan are not subject to this Policy’s pre-clearance requirement. Please note that all trades by Directors and Section 16 Officers, even those executed pursuant to a 10b5-1 Plan, must be reported to the Chief Legal Officer or Corporate Secretary on the day on which they are executed to facilitate compliance with Section 16 reporting obligations. To qualify as a 10b5-1 Plan for purposes of this Policy, the plan must be approved in advance by the Chief Legal Officer or his or her designee. In addition, the plan must meet all of the criteria included in Rule 10b5-1(c) of the Exchange Act, as summarized below:  Cooling-Off Period. Any 10b5-1 Plan adopted or modified by a Company Associate must include a “cooling-off period”, or period of time that must elapse after the execution or modification of the plan before any trades can be made under the plan. The required cooling-off periods are: o Directors or Section 16 Officers – the later of (a) ninety days from execution, modification or termination of a 10b5- 1 Plan or (b) two trading days following the Company’s disclosure of its financial results for the fiscal quarter in

9 which the plan was adopted, subject to a maximum cooling-off period of 120 days after the plan was adopted. o Other Company Associates – thirty days from execution, modification or termination of a 10b5-1 Plan.  Certifications. Directors and Section 16 Officers will be required to include a representation in their 10b5-1 Plan certifying that at the time the plan is adopted or modified: o they are not aware of MNPI about the Company or its securities, and o they are adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 of the Exchange Act.  No Overlapping Plans. No Company Associate may have more than one 10b5-1 Plan in effect at any given time, subject to certain exceptions described in Rule 10b5-1.  Only One Single-Trade Plan. No Company Associate may have more than one single-trade 10b5-1 Plan during any 12-month period. For more information about how to establish a 10b5-1 plan, please contact the Chief Legal Officer. The Company reserves the right to deny any submitted plan, and to suspend or instruct you to terminate any plan that it has previously approved.

10 Permitted Transactions The following transactions are permitted by this Policy:  Certain Exercises of Stock Options: the exercise of stock options issued under the Company’s stock incentive plans if the exercise price is paid in cash or through the Company withholding a portion of the shares underlying the options; provided, however, that the Company Securities so acquired may not be sold, either outright or in connection with a broker- assisted “cashless” exercise, while the Company Associate is aware of MNPI, or while the Company Associate is subject to a Blackout Period;  Withholding of Shares for Taxes Due Upon Vesting: the automatic deduction of shares by the Company from a restricted stock or performance stock unit account to satisfy the minimum statutory tax withholding liability upon the vesting of restricted stock or settlement of performance stock units; provided, however, that Company Securities may not be sold to satisfy tax withholding obligations while the Company Associate is aware of MNPI, or while the Company Associate is subject to a Blackout Period;  Purchases Under the Employee Stock Purchase Program (“ESPP”): acquisitions of Company Securities under the Warner Bros. Discovery, Inc. Employee Stock Purchase Program;  Transactions with the Company: other purchases of Company Securities from the Company or sales of Company Securities to the Company; however, transactions in the WBD Company Stock Fund in the SRP are NOT a “Permitted Transaction” and are subject to the restrictions and requirements imposed by this Policy.  Approved Hedges/Pledges: hedges or pledges by individuals who have obtained prior approval from the Chief Legal Officer; and

11  Trading Plan Transactions: purchases or sales made pursuant to a 10b5-1 Plan that complies with this Policy. Prohibited Transactions The following transactions are prohibited by this Policy:  short sales of Company Securities (sales of securities that are not then owned), including “sales against the box” (short sales not exceeding the number of shares already owned); and  trading in puts, calls or other derivative securities on an exchange or in any other organized market. Exceptions In certain limited circumstances, a transaction otherwise prohibited by this Policy may be permitted if, prior to the transaction, the Chief Legal Officer determines that the transaction is not inconsistent with the purposes of this Policy. The existence of a personal financial emergency does not excuse you from compliance with this Policy and will not be the basis for an exception to the Policy for a transaction that is inconsistent with the purposes of the Policy. Corrective Action The ultimate responsibility for adhering to this Policy and avoiding improper securities transactions rests with each Company Associate. Conduct inconsistent with this Policy and failure to report known or suspected wrongdoing may result in disciplinary action up to and including the termination of your employment. In addition, violations of this Policy can result in civil or criminal corporate fines and can also subject an individual to criminal prosecution, fines, and imprisonment. Post-Termination transactions This Policy continues to apply after you are no longer employed by the Company to your transactions in (a) Company Securities and (b) Third-Party Securities if you have obtained MNPI about such company

12 in the course of your employment by or relationship with the Company. If you are in possession of MNPI when your employment terminates, you may not trade in Company Securities or Third-Party Securities, as applicable, until that information has become public or is no longer material. Inquiries Any questions about this Policy, its application to a proposed transaction, or the requirements of applicable laws should be directed to the Chief Legal Officer. You should not try to resolve these issues on your own, as the rules relating to insider trading are complex and violations can result in severe consequences.